EXHIBIT 99

PRESS RELEASE

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FOR FURTHER INFORMATION:
AT THE COMPANY:            AT THE FINANCIAL RELATIONS BOARD:
JAMES BOBBITT              JACK QUEENEY        KATHY BRUNSON       BOB SCHWALLER
CHIEF FINANCIAL OFFICER    GENERAL INQUIRIES   ANALYST INQUIRIES   MEDIA INQUIRIES
(713) 852-2500             (312) 640-6726      (312) 640-6696      (972) 830-2295
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FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 27, 2000


               APPLE ORTHODONTIX, INC. FILES FOR PROTECTION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

HOUSTON, JANUARY 27, 2000--APPLE ORTHODONTIX, INC. (AMEX: AOI) today announced that it filed for protection under Chapter 11 of the United States Bankruptcy Code, in Wilmington, Delaware. The filing was necessitated by, among other things, actions by certain orthodontic practices affiliated with the company that unjustifiably withheld monies due the company related to the collection of the company's accounts receivable. The company intends to file complaints and motions for temporary restraining orders as part of its efforts to recover these funds, continue collection of accounts receivable and compel compliance by affiliated orthodontic practices with their respective obligations under their Services Agreements.

The company has obtained post-petition financing commitments from its pre-petition senior secured lenders in amounts necessary to fund the company's business operations under the terms of the Services Agreements.

Prior to the petition date, four orthodontic practices filed lawsuits against the company seeking damages and termination of their Services Agreements alleging breach of contract, fraud and securities fraud. These lawsuits and all other prepetition actions against the company have been stayed from proceeding pursuant to the provisions of the Bankruptcy Code.

Apple Orthodontix, Inc. is a single specialty practice management company focused on the practice of orthodontics.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSIS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL

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TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS THE
COMPANY BELIEVES ARE IMPORTANT UNDER THE CIRCUMSTANCES. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO BE MATERIALLY DIFFERENT FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL ACTIVITIES AND RESULTS TO DIFFER INCLUDE, WITHOUT LIMITATION, THOSE SET FORTH IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

   FOR FURTHER INFORMATION ON APPLE ORTHODONTIX, INC. FREE OF CHARGE VIA FAX,
                   SIMPLY DIAL 1-800-PRO-INFO AND ENTER "AOI."